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                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT

The Consulting Agreement ("Agreement") is entered into this 27th day of June, 2002 and sets forth the understanding, which has been reached between Meyer Capital Partners LLC (the "Consultant") and Predictive Systems, Inc. (the "Company") concerning certain consulting services.

         I. PURPOSE AND DUTIES OF THE CONSULTANT: The Company hereby engages the Consultant to assist management in the analysis, valuation and screening process of potential merger and/or acquisition opportunities for the Company. In addition, the Consultant will uncover potential merger and/or acquisition candidates for the Company. Consultant agrees that it will not contact any potential merger/ and or acquisition candidate without the Company's prior approval


         III. COMPENSATION AND TERMS: In consideration for the services rendered by the Consultant to the Company pursuant to this Agreement, the Company shall compensate the Consultant as follows and under the following terms:

                  A. The Consultant will be paid a monthly retainer of $10,000 for 3 months with the first payment of $10,000 due upon signing. After the initial 3 months, this agreement will be on a month to month basis with a 30 day notification period.

                  B. 10,000 options for each month of service the Consultant is engaged. Such options shall be granted on the last of each month of service at a price equal to the fair market value on the date of grant, all according to the terms of the Company's 1999 Stock Incentive Plan. Such options shall be immediately vested and have a term of one year.

                  C. Reimbursement for all reasonable out of pocket expenses associated with this Agreement, provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse any such costs exceeding $500 per month, and (ii) Consultant provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission for reimbursement.


         IV: THE CONSULTANTS SERVICES TO OTHERS: It is agreed there are no restrictions on how or whom the Consultant may work for other entities.


         V: THE CONSULTANT IS AN INDEPENDENT CONTRACTOR: The Consultant shall perform its services under the Agreement as an independent contractor and not as an employee of the Company or an affiliate thereof.


         VI: APPLICABLE LAW: The Agreement will be governed by and construed under the laws of the state of New York without regard to the conflicts of law provisions thereof.

         VII. NON-SOLICITATION: During the term of this Agreement and for one (1) year after its termination, Consultant will not personally or through others (i) recruit, solicit, induce or attempt to induce any employee or contractor of the Company to terminate his or her employment or contractual relationship with the Company or (ii) solicit the business of any client or customer of the Company in competition with the Company, other than on behalf of the Company.

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         VIII.    CONFIDENTIALITY: It is understood that Company will deliver to
                  Consultant certain information about its properties, employees, finances, businesses and operations. All information (i) about the Company or (ii) about any third party (which information was provided to the Company subject to an applicable confidentiality obligation to such third party), furnished by the Company to Consultant, whether furnished before or after the date hereof and regardless of the manner in which it is furnished, is referred to in this Agreement as "Proprietary Information." Proprietary
                  Information shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in violation of this Agreement; (ii) was available to Consultant on a nonconfidential basis prior to its disclosure by the Company;
                  (iii) becomes available to the Consultant on a nonconfidential basis from a person other than the Company who is not otherwise known to Consultant be bound by a confidentiality agreement with the Company, or is otherwise not known to Consultant to be under an obligation to the Company not to transmit the information to the Consultant; or (iv) was independently developed by Consultant without reference to or use of the Proprietary Information.

                           Subject to the immediately succeeding paragraph,
                  unless otherwise agreed to in writing, Consultant (i) except as required by law, shall keep all Proprietary Information confidential, shall not disclose or reveal any Proprietary Information to any person; and (ii) shall not use Proprietary Information for any purpose other than in connection with its performance of the services under this Agreement; and. In the event that Consultant is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information or any other information concerning the Company, Consultant shall provide the Company with prompt notice of such request or requirement in order to enable the Company (i) to seek an appropriate protective order or other remedy, (ii) to consult with Consultant with respect to Consultant taking steps to resist or narrow the scope of such request or legal process or (iii) to waive compliance, in whole or in part, with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance, in whole or in part, with the terms of this letter agreement, Consultant shall use commercially reasonable efforts to disclose only that portion of the Proprietary Information which is legally required to be disclosed and to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment. In the event that Consultant shall have complied fully with the provisions of this paragraph, such disclosure may be made by Consultant without any liability hereunder.

         IX. SECURITIES LAWS: Advisor acknowledges that Company is a publicly traded company and that the United States securities laws prohibit any person who has received from a publicly traded company material, non-public information may be prohibited from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         X. PUBLICITY: Neither party shall publish or use any advertising, sales materials, press releases or other publicity which uses the other party's name, logo, trademarks or service marks without the prior written approval of the other party.

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         The undersigned concur with the matters set forth in the foregoing
Agreement.

                                                     PREDICITVE SYSTEMS, INC.


                                                     By:  /s/ Andrew Zimmerman
                                                         -----------------------
                                                           Andrew Zimmerman
                                                           CEO


                                                     CONSULTANT


                                                     By:   /s/ Eric Meyer
                                                         -----------------------
                                                            Eric Meyer
                                                            Managing Member